Exhibit 10.a

2005 TELLABS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Effective June 1, 2005

Purpose.  The purpose of the Plan is to provide Employees of the Company and Participating Subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Definitions.  As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

1933 Act means the Securities Act of 1933, as amended.

1934 Act means the Securities Exchange Act of 1934, as amended.

Administrator means the brokerage firm or financial institution (if any) retained to perform administrative services described in Section 10(b).

Board of Directors or Board means the board of directors of Tellabs, Inc.

Business Day shall mean a day on which the NASDAQ Stock Market (“NASDAQ”) is open for trading.

Brokerage Account means the account in which the Purchased Shares are held.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Compensation Committee of the Board of Directors, or the designee of the Compensation Committee.

Company means Tellabs, Inc., a Delaware corporation.

Compensation means the base pay received by a Participant, including commissions, overtime and bonuses (including cash retention bonuses), but excluding stock option awards, stock grants, expense reimbursements, relocation-related payments and automobile allowances.  Forms of compensation not specifically listed herein shall be included or excluded from “Compensation” as determined in the sole discretion of the Committee.

Effective Date means June 1, 2005.

Employee means any individual who is an employee of the Company or Tellabs Operations, Inc. or any other Participating Subsidiary for tax purposes whose customary employment with such entity is at least twenty (20) hours per week and more than five (5) months in a calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, as appropriate.

Enrollment Date means the first Business Day of each Offering Period.

Exercise Date means the last Business Day of each Offering Period.

Fair Market Value on or as of any date means the “NASDAQ Official Closing Price” (as defined on www.nasdaq.com) (or such substantially similar successor price thereto) for Shares as reported on www.nasdaq.com (or a substantially similar successor website) on the relevant valuation date or, if no NASDAQ Official Closing Price is reported on such date, on the preceding day on which a NASDAQ Official Closing Price was reported; or, if the Shares are no longer listed on NASDAQ, the closing price for Shares as reported on the official website for such other exchange on which the Shares are listed.

Offering Period means a period of days as established by the Committee from time to time, which period shall not exceed six (6) months; provided, that the first Offering Period shall be the five (5)-month period beginning June 1, 2005 through October 31, 2005 and, until different Offering Periods are established by the Committee and communicated to Participants in accordance with Section 18(b); subsequent Offering Periods shall be six (6)-month periods beginning on each May 1 and November 1 thereafter, commencing November 1, 2005.

Participant means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

Participating Subsidiary means a Subsidiary that has been authorized by the Committee or the Board to extend the benefits of the Plan to its Employees.  The Committee or the Board may extend the Plan to a Subsidiary in the future.

Plan means this 2005 Tellabs, Inc. Employee Stock Purchase Plan.

Purchase Account means the account used to purchase Shares through the exercise of Purchase Rights under the Plan.

Purchase Date means the last Business Day of each Offering Period, or such other date as shall be established by the Committee.

Purchase Price means an amount equal to 85% (or such other percent as determined by the Committee, which may not be less than 85%) of (i) the Fair Market Value of a Share on the Exercise Date or (ii) the lower of the Fair Market Value of a Share on either the Enrollment Date or on the Exercise Date; with such percent and the application of (i) or (ii) as determined by the Committee prior to the Offering Period and communicated to Participants in accord with Section 18(b) below; provided that until a different Purchase Price is established by the Committee and communicated to Participants in accordance with Section 18(b), the Purchase Price shall be 85% of the Fair Market Value of a Share on the Exercise Date.

Purchase Right means an option granted under this Plan that entitles a Participant to purchase Shares.

Purchased Shares means the full Shares issued pursuant to the exercise of Purchase Rights under the Plan.

Shares means the common stock of the Company.

Subsidiary means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

Eligibility.

Only Employees of the Company or a Participating Subsidiary shall be eligible to be granted Purchase Rights under the Plan.

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted a Purchase Right under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding Purchase Rights or options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) such Purchase Right would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time each such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time.

Exercise of a Purchase Right.  Purchase Rights shall be exercised on behalf of Participants in the Plan every Purchase Date, using payroll deductions that have accumulated in the Participants’ Purchase Accounts during the preceding Offering Period.

Participation

An Employee, whose first date of employment with the Company or a Participating Subsidiary is on or before March 1, 2005, shall be eligible to participate on the Effective Date; provided, that such Employee properly completes and submits by the deadline prescribed by the Company the on-line enrollment form or, alternatively, the paper enrollment form, each as provided by the Company.

An Employee, whose first date of employment with the Company or a Participating Subsidiary is after March 1, 2005, shall be eligible to participate on the first Enrollment Date that occurs three (3) months after the Employee’s first day of employment with the Company or Participating Subsidiary; provided, that such Employee properly completes and submits by the deadline prescribed by the Company the on-line enrollment form or, alternatively, the paper enrollment form, each as provided by the Company.

An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting by the deadline prescribed by the Company the on-line enrollment form or, alternatively, the paper enrollment form, each as provided by the Company.

Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof.

Payroll Deductions.

A Participant shall elect to have payroll deductions made during an Offering Period equal to no less than 1% of the Participant’s Compensation and no greater than a percentage of such Participant’s Compensation as established by the Committee from time to time, which shall not be greater than 20%.  As of the Effective Date, the maximum percentage of Compensation a Participant may deduct is ten percent (10%), until modified by the Committee per the terms of the Plan.  If the Committee modifies the maximum percentage of Compensation a Participant may deduct, such change will not be effective until communicated to the Participants per Section 18(b) below.  The amount of such payroll deductions shall be in whole percentages (for example, 3%, 12%, 20%).  All payroll deductions made by a Participant shall be credited to his or her Purchase Account.  A Participant may not make any additional payments into his or her Purchase Account.

A Participant may change his or her payroll deduction percentage under subsection (a) above by properly completing and submitting by the deadline prescribed by the Company, the on-line change form or, alternatively, the paper change form, each as provided by the Company.  If the on-line or paper form is properly completed and submitted by the deadline prescribed by the Company, the change in amount shall be effective as of the first Enrollment Date following the date of filing; if the on-line or paper form is not properly completed and submitted by such deadline, the change in amount shall be effective as of the next Enrollment Date.

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.  Payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11 hereof.

Grant of Purchase Right.  On the applicable Enrollment Date, each Participant in an Offering Period shall be granted a Purchase Right to purchase on the next following Purchase Date a number of full Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s Purchase Account as of the Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Section 3 and 14 and subject to decrease per Section 6(c).

Exercise of Purchase Right.  A Participant’s Purchase Right for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to the Purchase Right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Purchase Account.  No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the next subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 hereof.  During a Participant’s lifetime, a Participant’s Purchase Right is exercisable only by him or her.

Approval by Shareholders.  The effectiveness of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.  Such shareholder approval may be obtained at a duly held shareholders’ meeting by the affirmative vote of the holders of a majority of the Shares of the Company present at the meeting or represented and entitled to vote thereon.

Administration.

Powers and Duties of the Committee.  The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, Section 423 of the Code and the regulations thereunder, the Committee shall have the discretionary authority to determine the time and frequency of granting Purchase Rights, the terms and conditions of the Purchase Rights and the number of Shares subject to each Purchase Right.  The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code).  All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees.  No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Purchase Right granted hereunder.

Administrator.  The Company, Board or the Committee may engage the services of a brokerage firm or financial institution (the “Administrator”) to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

Indemnification.  Each person who is or shall have been (a) a member of the Board, (b) a member of the Committee, or (c) an officer or employee of the Company to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

Withdrawal.  A Participant may withdraw from the Plan by properly completing and submitting to the Company the on-line tool for withdrawal or the withdrawal form supplied by the Company.  Upon withdrawal, any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be returned to the Participant.  No further payroll deductions for the purchase of Shares will be made during subsequent Offering Periods, unless the Participant properly completes and submits the on-line enrollment tool provided by the Company or, alternatively, an election form, by the deadline prescribed by the Company.  A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in the Plan or in any similar plan that may hereafter be adopted by the Company.

Termination of Employment.  Upon termination of a Participant’s employment for any reason prior to the Purchase Date, whether voluntary or involuntary, including retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Subsidiary, the payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15, and his or her Purchase Right will be automatically terminated.

Interest.  No interest shall accrue on the payroll deductions of a Participant in the Plan.

Stock.

The stock subject to Purchase Rights shall be: (i) common stock of the Company; (ii) registered securities as required under the 1933 Act and 1934 Act; (iii) listed on the NASDAQ or on such other exchange as the Shares may be listed; and (iv) either authorized but unissued shares or treasury shares.

Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be ten million (10,000,000) Shares.  If, on a given Exercise Date, the number of Shares with respect to which Purchase Rights are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

A Participant shall have no interest or voting right in Shares covered by his or her Purchase Right until such Purchase Right has been exercised.

Designation of Beneficiary.  A Participant may designate a beneficiary who is to receive payroll deductions, if any, in the Participant’s account under the Plan in the event of such Participant’s death.  If the Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such a designation to be effective.  Beneficiary designations shall be made in accordance with procedures prescribed by the Company.  If no properly designated beneficiary survives the Participant, the payroll deductions will be distributed in accordance with the applicable laws of descent and distribution.

Assignability of Purchase Rights.  Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of a Purchase Right or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 11 hereof.

Adjustment of Number of Shares Subject to Purchase Rights.

Adjustment.  Subject to any required action by the stockholders of the Company, the maximum number of Shares each Participant may purchase per Offering Period, as well as the price per Share and the number of Shares covered by each Purchase Right under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Purchase Right.  The Purchase Rights granted pursuant to the Plan shall not be adjusted in a manner that causes the Purchase Rights to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423.

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Board will notify each Participant in writing, as soon as administratively practicable prior to the New Exercise Date, that the Purchase Date for the Participant’s Purchase Right has been changed to the New Exercise Date and that the Participant’s Purchase Right shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Purchase Right shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Purchase Right, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”).  The New Exercise Date

shall be before the date of the Company’s proposed sale or merger.  The Board will notify each Participant in writing, as soon as administratively practicable prior to the New Exercise Date, that the Purchase Date for the Participant’s Purchase Right has been changed to the New Exercise Date and that the Participant’s Purchase Right shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

Amendments or Termination of the Plan.

The Board of Directors or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing Purchase Rights are adversely affected thereby; provided, further, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of existing Purchase Rights.  To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approved in such a manner and to such a degree as required.

Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan; provided, however, that changes to (i) the Purchase Price, (ii) the Offering Period, or (iii) the maximum of percentage of Compensation that may be deducted pursuant to Section 6(a), shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board or the Committee.

No Other Obligations.  The receipt of a Purchase Right pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Purchase Right.  Nor shall the granting of a Purchase Right pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

Notices.  Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed:  if to the Company, to such address as the Company, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his or her address as shown on the payroll records of the Company.

Condition Upon Issuance of Shares.

Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

General Compliance.  The Plan will be administered and Purchase Rights will be exercised in compliance with the 1933 Act, 1934 Act and all other applicable securities laws and Company policies, including without limitation, the Company’s Insider Trading Policy.

Term of the Plan.  The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18.

Governing Law.  The Plan and all Purchase Rights granted hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.